Exhibit 10.1

AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of April 1, 2025, by and between AIM ImmunoTech Inc., a Delaware corporation (the “Company”), Thomas K. Equels (the “Equels”) and Peter W. Rodino III (“Rodino” and with Equels, the “Officers”).

RECITALS

WHEREAS, the Company desires to restrict the Officers’ ability to sell the shares of Company common stock, $0.001 par value (the “Common Stocks”) or options to purchase Common Stock (the “Options”) owned by them and acquired from the Company, in lieu of cash compensation, or to exercise the Options acquired from the Company or sell the shares of Common Stock issuable upon exercise thereof (such Common Stock owned by them, the Options and the Common Stock issuable upon exercise thereof collectively, the “Securities”);

WHEREAS, the Officers have no intention of exercising the Options or selling the Securities; and

WHEREAS, to not deplete shares available under the Company’s 2018 Amended and Restated Equity Incentive Plan (the “EIP”), all Options issued to the Officers or issuable to them in the future under the EIP should not be exercised unless or until there are adequate shares available either under the next evergreen increase under the EIP or there is a new or further amended EIP;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Restrictions on Securities. Each Officer cannot sell his Securities or exercise his Options unless or until his employment terminates or there is a Fundamental Transaction. A “Fundamental Transaction” means: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person other than any subsidiary or any Affiliate of the Company, whereby the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, or (iv) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination).

2. Restrictions on Securities issued or issuable under the EIP. All Options issued to them or issuable to them in the future under the EIP cannot be exercised unless or until there are adequate shares available either under the next evergreen increase under the EIP or there is a new or further amended EIP.

3. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

AIM IMMUNOTECH INC.

By:	/s/: Robert Dickey
Robert Dickey,
Chief Financial Officer

/s/: Thomas K. Equels
Thomas K. Equels

/s/: Peter W. Rodino
Peter W. Rodino III

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